UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2006

MONACO COACH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14725	35-1880244
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

91320 Coburg Industrial Way,
Coburg, Oregon 97408
(Address of principal executive offices, including zip code)

(541) 686-8011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Monaco Coach Corporation (the “Company”) approved grants of 3,000 Restricted Stock Units (RSUs) under the Company’s 1993 Stock Plan to each of the members of the Company’s Board of Directors who are not employed by the Company: John F. Cogan, Robert P. Hanafee, Jr., L. Ben Lytle, Dennis D. Oklak, Richard A. Rouse, Daniel C. Ustian and Roger A. Vandenberg.  The awards of RSUs to these directors will vest in full in three years based on their continued service as members of the Board of Directors.  The Committee also approved a policy to grant 4,000 RSUs under the 1993 Stock Plan to new members of the Board of Directors upon the commencement of their service in 2006 and 2007.

A copy of the form of Restricted Stock Unit Agreement used for the awards of RSUs to the directors as described in the foregoing paragraph is filed herewith as Exhibit 10.1.

Item 9.01                         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.1	Form of Restricted Stock Unit Agreement under the 1993 Stock Plan for use with Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: August 21, 2006	/s/ P. Martin Daley
P. Martin Daley
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Form of Restricted Stock Unit Agreement under the 1993 Stock Plan for use with Directors